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Exhibit 5.1

May 7, 2012

Global Partners LP
P.O. Box 9161
800 South Street
Waltham, Massachusetts 02545-9161

Re:
Global Partners LP—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Global Partners LP, a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the offering for resale of up to 5,850,000 issued and outstanding common units representing limited partner interests in the Partnership (the "Common Units"), for the account of the selling unitholder identified in the Registration Statement. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the "Prospectus").

        In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Registration Statement, including the Prospectus, (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), (iii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), (iv) resolutions of Global GP LLC, a Delaware limited liability company and the general partner of the Partnership (the "Partnership GP") and (v) such other certificates, statutes and other instruments and as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and the Partnership GP and such agreements, certificates of public officials, certificates of officers or other representatives of the Partnership, the Partnership GP and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents, (ii) that the parties to any executed documents, other than the Partnership, the Partnership GP, and the directors and officers of the Partnership GP, had the power, corporate or otherwise, to execute and deliver such documents, and the validity and binding effect thereof on such parties, (iii) that all information contained in all documents reviewed by us is true and correct, (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws, (v) if applicable, a prospectus supplement will have been prepared and filed with the Commission describing the Common Units offered thereby and will comply with all applicable laws, and (vi) that the Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement.

Vinson & Elkins LLP Attorneys at Law	666 Fifth Avenue, 26th Floor
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	New York, NY 10103-0040
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

        Based upon and subject to the foregoing, we are of the opinion that the Common Units are, and upon sale will continue to be, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act and as described in the Prospectus and any prospectus supplement).

        The foregoing opinions are limited in all respects to the Delaware Act and the federal laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the reference to this firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1